Exhibit 3.2

ADVANCED PLASMA THERAPIES, INC.

AMENDED AND RESTATED BYLAWS

Effective: September 18, 2014

ARTICLE 1

OFFICES

Section 1.1 Registered Office. Advanced Plasma Therapies, Inc., a Delaware corporation (the “Corporation”), shall have and maintain in the State of Delaware a registered office, which may, but need not be, the same as its place of business.

Section 1.2 Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place. A meeting of the stockholders of the Corporation who have the right to vote at any meeting of such stockholders for any purpose (the “Stockholders”) shall be held at such time and place, within or without the State of Delaware, as the Board may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meetings. The annual meeting of Stockholders shall be held at such date and time, either within or without the State of Delaware, as shall be designated by the Board by resolution and stated in the notice of the meeting. At such annual meeting, the Stockholders shall elect a Board and transact such other business as may be properly brought before the meeting.

Section 2.3 Notice of Annual Meetings. Written notice of the annual meeting, stating the place, if any, date and time thereof, the means of remote communication, if any, by which each Stockholder and proxyholder may be deemed to be present and vote at such meeting, shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

Section 2.4 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation (as the same may be amended or restated from time to time, the “Charter”), may be called by the Chairman of the Board, if any, or the President and shall be called by the President or the Secretary at the request in writing of a majority of the members of the Board, or at the request in writing of Stockholders entitled to cast at least a majority of the votes that all Stockholders are entitled to cast at the particular meeting. Such request by the members of the Board or the Stockholders shall state the purpose or purposes of the proposed meeting.

Section 2.5 Notice of Special Meetings. Written notice of a special meeting, stating the place, if any, date and time thereof, the means of remote communication, if any, by which each Stockholder and proxyholder may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

Section 2.6 Quorum; Adjournments. The holders of a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Stockholders, except as otherwise provided by law or by the Charter. If, however, a quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote.

Section 2.7 Voting.

(a) At any meeting of Stockholders, every Stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by or the Charter or with respect to any class of capital stock of the Corporation which holds different voting rights, each Stockholder of record shall be entitled to one vote for each share of capital stock registered in such Stockholder's name on the books of the Corporation.

(b) All elections of directors shall be determined by a plurality vote, and, except as otherwise provided by law or by the Charter, all other matters shall be determined by the vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and voting on such other matters.

Section 2.8 Action by Consent. Any action required or permitted by law or by the Charter to be taken at any meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent, setting forth the action so taken, shall be signed by the holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

ARTICLE 3

DIRECTORS

Section 3.1 Number and Term. The Board shall consist of one or more members, and the number of the directors of the Corporation shall be determined solely in the discretion of the Board. The directors shall be elected at the annual meeting of the Stockholders, except as provided in Section 3.2, and each director elected shall hold office until such director's successor is duly elected and shall qualify. Directors need not be stockholders.

Section 3.2 Chairman. The Board may designate a director to serve as Chairman of the Board, who shall preside at all meetings of the Board. The Chairman of the Board (who may also be designated as Executive Chairman with the approval of the Board) shall serve for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Chairman of the Board shall have a casting vote in the event of a deadlock on any resolution of the Board.

Section 3.3 Vacancies and New Directorships. If any vacancies occur in the Board, or if any new directorships are created by the Board, such vacancies may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of Stockholders and until their successor is duly elected and shall qualify. If there are no directors in office, any officer or Stockholder may call a special meeting of Stockholders in accordance with the provisions of the Charter or these Bylaws, at which meeting such vacancies shall be filled.

Section 3.4 Powers. The business and affairs of the Corporation shall be managed by its Board, which may exercise all powers of the Corporation and perform all lawful acts and things that are not by law, the Charter or these Bylaws directed or required to be exercised or performed by the Stockholders.

Section 3.5 Removal; Resignation.

(a) Except as otherwise provided by law or by the Charter, any director, directors or the entire Board may be removed, with or without cause, by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors.

(b) Any director may resign at any time by giving written notice to the Board. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board or the designated officer.

Section 3.6 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.7 Regular Meeting. A regular meeting of the Board shall be held each year, without notice, at the place of, and immediately prior to and/or following, the annual meeting of stockholders. Other regular meetings of the Board shall be held during each year, at such time and place as the Board may from time to time provide by resolution, either within or without the State of Delaware, without other notice than such resolution.

Section 3.8 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, by the President, by the Secretary, or upon the written request of any director of the Corporation then in office. Notice of the place, date and time of each such special meeting shall be given to each director by providing written notice to each director not less than two (2) business days before the meeting, and such notice may be given by giving notice in person or by telephone, e-mail transmission or facsimile transmission. Notice of special meetings of the Board need not state the purpose thereof, except as otherwise expressly provided by law, by the Charter or by these Bylaws. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof or provided by law, by the Charter or by these Bylaws.

Section 3.9 Quorum; Adjournments. At all regular and special meetings of the Board, at least two directors (including any directors whose presence is required pursuant to any contract binding upon the Corporation) then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Charter. If a quorum is not present at any meeting of the Board, any director present may require the adjournment the meeting. Notice of the place, date and time of each reconvened meeting shall be given to each director by mailing written notice to each director not less than two (2) business days before the meeting.

Section 3.10 Action by Consent. Unless otherwise restricted by the Charter, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent thereto is signed by all of the directors then in office. Evidence of any consent to action 8 may be provided in writing, including electronically via email or facsimile.

Section 3.11 Meetings by Conference Telephone or Similar Communications. The Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director.

Section 3.12 Committees of the Board. The Board may, by resolution passed by a majority of the directors in office, designate one or more additional special or standing committees, each such additional committee to consist of one or more of the directors of the Corporation as appointed by the Board. Each such committee shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution, except as delegated by the Board to another standing or special committee or as may be prohibited by law. A majority of a committee shall constitute a quorum for the transaction of any committee business.

ARTICLE 4

NOTICES

Section 4.1 Form; Delivery. Whenever, under the provisions of law, the Charter or these Bylaws, notice is required to be given to any director or Stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, or by overnight carrier, or by electronic transmission (including via e-mail or facsimile transmission) addressed to such director or Stockholder, at such person's address as it appears on the records of the Corporation. Such notices shall be deemed to be given when received.

Section 4.2 Waiver. Whenever any notice is required to be given under the provisions of law, the Charter or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any Stockholder who attends a meeting of Stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to such Stockholder, or any director who attends a meeting of the Board without protesting, at the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE 5

OFFICERS

Section 5.1 Designations. The officers of the Corporation shall be chosen by the Board. All officers of the Corporation shall exercise such powers and perform such duties as are customarily incident to their respective offices, or as shall from time to time be determined by the Board. Any number of offices may be held by the same person, unless the Charter or these Bylaws otherwise provide.

Section 5.2 Term of Office; Removal. The Board, at its annual meeting, shall choose a President, a Secretary and a Treasurer. The Board may also choose a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Vice-President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his or her successor is chosen. Any officer elected or appointed by the Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Any vacancy occurring in any office of the Corporation shall be filled for the unexpired portion of the term by the Board.

Section 5.3 Compensation. The compensation of all officers of the Corporation who are also directors of the Corporation shall be fixed by the Board. The Board may delegate the power to fix the compensation of all other officers of the Corporation to an officer of the Corporation.

ARTICLE 6

STOCK CERTIFICATES

Section 6.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate in the name of the Corporation, signed by an officer of the Corporation, certifying the number and class of shares owned by such Stockholder. The Board may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

Section 6.2 Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.3 Lost, Stolen or Destroyed Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in a manner as it shall require or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

ARTICLE 7

INDEMNIFICATION

Section 7.1 Indemnification. The Corporation shall provide indemnification to its officers, directors and other persons as provided for in the Charter.

Section 7.2 Modification. No amendment or repeal of any provision of this Article 7 shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

ARTICLE 8

GENERAL PROVISIONS

Section 8.1 Dividends. Subject to the provisions of the Charter, dividends upon the outstanding capital stock of the Corporation may be declared by the Board at any meeting of the Board, pursuant to law, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

Section 8.2 Reserves. The Board shall have full power, subject to the provisions of law and the Charter, to determine whether any, and, if so, what part, of the funds legally available for payment of dividends shall be declared as dividends and paid to the Stockholders. The Board, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.

Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by the Board.

Section 8.4 Seal. The Board shall have the power to select a corporate seal. No corporate seal shall be required, however, for the Corporation to conduct business.

Section 8.5. Contracts, etc. The Board may authorize any officer, officers, agent or agents to enter into and/or execute any and all agreements, deeds, bonds, mortgages, contracts and other obligations or instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.6. Checks, etc. All checks, demands, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board.

Section 8.7. Bank Accounts and Drafts. The Board, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by such primary financial officer.

Section 8.8. Voting of Securities Owned by Corporation. All stock and other securities of any other corporation owned or held by the Corporation for itself, or for other parties in any capacity, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer or the President.

Section 8.9. Books. The books of the Corporation may be kept within or without the State of Delaware (subject to applicable law) at such place or places as may be designated from time to time by the Board.

Section 8.10. Ratification. Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and the Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE 9

AMENDMENTS

Section 9.1 By the Board. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

Section 9.2 By the Stockholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any regular meeting of Stockholders, or at any special meeting of Stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting, and shall be approved by an affirmative vote of the holders of a majority of the shares of the Corporation's capital stock.

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